Exhibit 24.1

Power of Attorney

We, the undersigned Directors of Aetna Inc. (the “Company”), hereby severally constitute and appoint Shawn M. Guertin, Rajan Parmeswar and William C. Baskin III, and each of them individually, our true and lawful attorneys-in-fact, with full power to them and each of them to sign for us, and in our names and in the capacities indicated below, the Company's 2014 Annual Report on Form 10-K and any and all amendments thereto to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, hereby ratifying and confirming our signatures as they may be signed by any of our said attorneys to such Form 10-K and to any and all amendments thereto.

Dated: February 27, 2015

/s/ Fernando Aguirre	/s/ Jeffrey E. Garten
Fernando Aguirre, Director	Jeffrey E. Garten, Director

/s/ Frank M. Clark	/s/ Ellen M. Hancock
Frank M. Clark, Director	Ellen M. Hancock, Director

/s/ Betsy Z. Cohen	/s/ Richard J. Harrington
Betsy Z. Cohen, Director	Richard J. Harrington, Director

/s/ Molly J. Coye, M.D.	/s/ Edward J. Ludwig
Molly J. Coye, M.D., Director	Edward J. Ludwig, Director

/s/ Roger N. Farah	/s/ Joseph P. Newhouse
Roger N. Farah, Director	Joseph P. Newhouse, Director

/s/ Barbara Hackman Franklin	/s/ Olympia J. Snowe
Barbara Hackman Franklin, Director	Olympia J. Snowe, Director